UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2008

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On September 2, 2008, AtheroGenics, Inc., (the “Company”) announced that it will not repay the Company’s 4½% Convertible Notes (the “2008 Notes”) due September 2, 2008.  The failure to repay the 2008 Notes on maturity results in an event of default under the indenture governing the 2008 Notes and creates an event of default under the indentures governing the Company’s 4½% Convertible Notes due 2011 (the “2011 Notes”) and its 1½% Convertible Notes due 2012 (the “2012 Notes”).  The 2011 Notes and 2012 Notes will be immediately due and payable upon the Company’s receipt of written notice from either the trustee for such notes or the holders of not less than 25% in aggregate principal amount of each series of notes.  As of September 2, 2008, the Company had approximately $302 million of 2008 Notes, 2011 Notes and 2012 Notes outstanding.

A copy of the press release announcing the events of default is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated September 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: September 2, 2008	By: /s/MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President, Commercial Operations
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 2, 2008